UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2016

EXELON CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Pennsylvania	1-16169	23-2990190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 South Dearborn Street, P.O. Box 805379, Chicago, Illinois 60680-5379

(Address of Principal Executive Offices, including Zip Code)

(312) 394-7398

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 23, 2016 (the “Closing Date”), Exelon Corporation, a Pennsylvania corporation (“Exelon”), completed its previously announced acquisition of Pepco Holdings, Inc., a Delaware corporation (“PHI”) through a merger (the “Merger”) of Purple Acquisition Corp., an indirect, wholly-owned subsidiary of Exelon, with PHI pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014, by and among Exelon, PHI and Purple Acquisition Corp. (the “Merger Agreement”). As a result of the Merger, PHI became an indirect, wholly-owned subsidiary of Exelon at 4:58 pm Eastern Daylight Time (the “Effective Time”) on the Closing Date.

Pursuant to the Merger Agreement, each share of the common stock, par value $0.01 per share, of PHI (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (1) Shares owned by Exelon or any direct or indirect wholly-owned subsidiary of Exelon and Shares owned by PHI or any direct or indirect wholly-owned subsidiary of PHI, and in each case not held on behalf of third parties (but not including Shares held by PHI in any “rabbi trust” or similar arrangement in respect of any compensation plan or arrangement) and (2) Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (each Share referred to in clause (1) or clause (2) being an “Excluded Share” and collectively, “Excluded Shares”)) shall be converted into the right to receive $27.25 per Share in cash, without interest. At the Effective Time, all of the Shares ceased to be outstanding, were cancelled and ceased to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Excluded Shares) and each non-certificated Share represented by book-entry (a “Book Entry Share”) (other than Excluded Shares) represents only the right to receive $27.25 per Share in cash, without interest, and each Certificate formerly representing Shares or Book Entry Shares owned by Dissenting Stockholders shall thereafter only represent the right to receive the payment provided by Section 262 of the Delaware General Corporation Law with respect to Shares owned by such Dissenting Stockholder.

In addition, effective as of the opening of trading on the New York Stock Exchange (“NYSE”) on the Closing Date, the shares of PHI common stock, which trade under the symbol “POM”, ceased trading on, and were delisted from, the NYSE.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

On the Closing Date, Exelon and PHI issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following items are included as Exhibits to this report:

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014, by and among Exelon Corporation, Pepco Holdings, Inc. and Purple Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Exelon’s Current Report on 8-K filed with the SEC on July 21, 2014).

99.1	Joint Press Release, dated March 23, 2016, announcing the completion of the Merger.

* * * * *

Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

* * * * *

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 23, 2016

EXELON CORPORATION

By:	/s/ Bruce G. Wilson
Name: Bruce G. Wilson Title: Senior Vice President, Deputy
General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014, by and among Exelon Corporation, Pepco Holdings, Inc. and Purple Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Exelon’s Current Report on 8-K filed with the SEC on July 21, 2014).

99.1	Joint Press Release, dated March 23, 2016, announcing the completion of the Merger.

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